Exhibit 23.2


Coopers             Coopers & Lybrand L.L.P.
& Lybrand           a professional services firm



          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of ASARCO Incorporated on Form S-8 of our reports dated January 30, 1996 on our audits of the consolidated financial statements and financial statement schedules of ASARCO Incorporated and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993 which are included in the ASARCO Incorporated Annual Report on Form 10K for the fiscal year ended December 31, 1995. Our report on the consolidated financial statements includes an explanatory paragraph that describes Southern Peru Copper Corporation's change in method of accounting for income taxes.

                    /s/ Coopers & Lybrand L.L.P.
                    ____________________________
                    Coopers & Lybrand L.L.P.

New York, New York
November 26, 1996

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.